Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S‑4 of Gardner Denver Holdings, Inc. of our report dated October 25, 2019 relating to the financial statements of the Industrial Business of Ingersoll-Rand plc, which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
January 15, 2020